EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2026 relating to the consolidated financial statements of Alexander’s, Inc. and the effectiveness of Alexander’s, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alexander’s, Inc. for the year ended December 31, 2025.
/s/ DELOITTE & TOUCHE LLP
New York, New York
May 21, 2026